EXHIBIT 23(F)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Perini Corporation on Form S-2 of our report dated January 21, 1993 (relating to the financial statements of Ebasco/Newburg, a Joint Venture, not presented separately herein), appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading "Experts" in such Prospectus.
DELOITTE & TOUCHE
Nashville, Tennessee
May 26, 1994